Exhibit 16.1

Private and Confidential

Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549	November 25, 2009-11-25 Our ref: 71087/RH0609/20091125

Dear Sirs,

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 25, 2009, to be filed by our former client, the Hong Kong Winalite Group, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours faithfully,
BDO Limited
/s/ BDO Limited